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[DELOITTE & TOUCHE LETTERHEAD]


                                                                    Exhibit 23.1


Date                Reference
March 9, 2001       A. Sandler


INDEPENDENT AUDITORS' CONSENT

We consent to the use by reference in this F-3 document of ASM International N.V. of our report dated February 9, 2001, appearing in the 20-F, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche Accountants